Exhibit 99.1
CORPORATE PRESENTATION

Safe Harbor Clause Statements expressed during this meeting may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Terremark's actual results may differ materially from those set forth in the forward-looking statements due to a number of risks, uncertainties and other factors, as discussed in Terremark's filings with the SEC. These factors include, without limitation, Terremark's ability to obtain funding for its business plans, uncertainty in the demand for Terremark's services or products and Terremark's ability to manage its growth. Terremark does not assume any obligation to update these forward- looking statements.

Terremark Worldwide, Inc. (AMEX:TWW) is a leading operator of Tier-1 Internet exchanges and a global provider of managed IT infrastructure solutions for government and private sectors. Total Employees*: 261 Employees with Federal Security Clearance*: 16% Total Customers*: 371 Customer Segments: Carriers Service Providers Government Enterprises Revenues FY 2005: $48.1 million Regions Served: North America Latin America Europe Asia Pacific Guidance FY 2006: Revenues: $95-110 million EBITDA: $35-45 million * As of August 31, 2005 Corporate Overview

Concern over business continuity and regulatory compliance. Mission critical infrastructure guarantees an "always on" environment. Complete IT infrastructure management allows customers to deal with a single vendor, have a single SLA, and remain focused on their core business. Network density provides more connectivity options and reduces operating costs. Strategic footprint across the Americas, Europe and Asia allows for a single-vendor solution. Why are Customers Choosing Terremark?

Business Continuity and Disaster Recovery Planning has become a top priority for companies of all sizes. Regulatory Drivers Government Presidential Decision Directive (PDD) 67 Financial Graham-Leach-Bailey Act Expedited Funds Availability Act SAS 70 audit Reports Sarbanes-Oxley Act (SOX) Health Health Insurance Portability and Accountability Act (HIPPA) Demand Drivers

Mission Critical Infrastructure Mission Critical Infrastructure Carrier Neutrality Physical Security Logical Security Satellite/Fiber Network Redundancy 24/7 Network Operations Center 100% SLA on Environmentals 99.999% SLA on Internet Access 99.99% SLA on Exchange Point Platform Point Platform Point Platform Point Platform Point Platform Point Platform Point Platform Point Platform Point Platform Point Platform "Always On" Secure Computing Environment

Complete IT Infrastructure Management Exchange Point Platform Data Center Infrastructure Managed Services Business Applications NOC Outsourcing Managed Hosting Managed Bandwidth Storage and Back-up Storage and Back-up Storage and Back-up Storage and Back-up Storage and Back-up Colocation SCIF Colocation 100% SLA Backed Conditioned Power Cross Connects Peering Terremark Services Customer / Partner Managed Terremark provides its customers with a full menu of services. Proprietary automation tools and a state-of-the- art NOCs drive down total cost of ownership. Customers retain ownership of their core strategic asset, their business applications.

The Network As The Enabler The Network As The Enabler The Network As The Enabler The Network As The Enabler Mobile Phones PDAs Personal Computers Corporate Data Centers Exchange Point Platform Data Center Infrastructure Managed Services Santa Clara Sao Paulo Madrid Amsterdam Brussels Herndon Business Applications Miami Enterprise Customers Exchange Point Platform Data Center Infrastructure Managed Services Massive aggregation of fiber and satellite networks Provides access to business critical infrastructure through any medium Network Transport Public Internet

Strategic Global Footprint Terremark can deliver its full portfolio of services from seven locations in the U.S., Europe and Latin America. Four Service Aggregation and Distribution locations, which aggregate network traffic and distribute network-based services, have also been created in Europe and Asia to meet specific customer needs.

Customer Segments Service Providers Government Enterprises Carriers Content Portals VoIP Providers Security IP Services Federal Government Federal Integrators Local Government Education Financial Healthcare Media Legal Legal Legal Legal Legal

Industry Growth Drivers North American Hosting Market Web Servers Portal Software Databases Content Management ERP, CRM and SFA Hosting B2B Applications Business Continuity Managed Storage Virtualization Utility Computing Video on Demand Mobile Broadband Colocation and Managed, Dedicated Hosting Revenues % of Revenues Derived from Managed Services Source: Gartner ($US in Billions)

Key Growth Trends Customers Cross Connects Preliminary as of 8/31/2005 (a) Includes 72 customers from Dedigate (a) Includes 72 customers from Dedigate

Financial Overview

Financial Highlights Terremark Is At An Inflection Point Recurring Revenue Model Provides Visibility and Predictability High switching costs lead to low churn Strong Pipeline of Customer Contracts High % of Operating Costs Are Fixed, Creating Leverage Limited Incremental CAPEX Requirements to Support Substantial Growth

Colocation 57% SCIF Certified Space Conditioned Power and Cooling with 100% SLAs Managed Services 31% NOC Outsourcing Element Monitoring Professional Services Managed Bandwidth Revenue Generation Exchange Point Services 12% Cross Connects Peering * For the three months ended 6/30/2005. Recurring Revenue* Revenue* Revenue*

Revenue and EBITDA Growth FY2004 Actual ($US in Millions) * EBITDA, as adjusted, is defined as loss from operations less depreciation, amortization, stock based compensation and long-lived assets impairment. FY2005 Actual FY2006 Guidance Low High

Quarterly Bookings Activity and Revenue Growth Quarterly Bookings Activity and Revenue Growth FY 2005 ($US in Millions) * Includes Technology Infrastructure Build-out Revenues FY 2006 ($US in Millions) ($US in Millions) Note: Bookings are defined as the first year's annual contract value Bookings Activity Q/Q Revenue

Operating Leverage Operating Leverage Available Space Utilized Space 356,000 sq. ft. Utilization of Total Space Annual Revenue per SF * * Excludes Technology Build Out Revenues and TECOTA Rental Revenues

Capitalization Indebtedness is shown at face value. Includes capital lease obligations NAP Madrid loan and preferred stock.

Fully Diluted Analysis

What's Next? Monetize current pipeline Capitalize on Business Continuity and Disaster Recovery opportunities Accelerate penetration of enterprise sector Continue to up sell existing customer base Demonstrate leverage in operating model

CORPORATE PRESENTATION